Exhibit 21.1

KINETIC CONCEPTS, INC.
LISTING OF SUBSIDIARIES

 Subsidiaries of Registrant
State or Other Jurisdiction of Incorporation or Organization

 KCI Medical Australia PTY, Ltd.
Australia

 KCI Austria GmbH
Austria

 Biomonde Holdings BVBA
Belgium

 KCI Medical Belgium BVBA
Belgium

 Polymedics BVBA
Belgium

 KCI (Bermuda) Holding Ltd.
Bermuda

 Equi-Tron Manufacturing, Inc.
Canada

 KCI Equitron, Inc.
Canada

 KCI Medical Canada, Inc.
Canada

 European Medical Distributors LP
Cayman Islands

 International Medical Distributors LP
Cayman Islands

 KCI APAC Holdings Ltd
Cayman Islands

 KCI International V.O.F. GP
Cayman Islands

 KCI Medical Holdings Unlimited
Cayman Islands

 KCI MS Unlimited
Cayman Islands

 KCI Holding Co., Inc.
Delaware

 KCI International Holdings Company, Inc.
Delaware

 KCI International, Inc.
Delaware

 KCI Licensing, Inc.
Delaware

 KCI Real Holdings, L.L.C.
Delaware

 KCI USA, Inc.
Delaware

 KCI USA Real Holdings, L.L.C.
Delaware

 KCII Holdings, L.L.C.
Delaware

 KCI Medical ApS
Denmark

 Laboratoire KCI Médical
France

 KCI Medical Holdings GmbH
Germany

 KCI Medizinprodukte GmbH
Germany

 KCI Manufacturing
Ireland

 KCI Medical Limited
Ireland

 KCI Medical Resources
Ireland

 KCI Medical S.r.l.
Italy

 KCI KK
Japan

 Medical Holdings Limited
Malta

 KCI Europe Holding B.V.
Netherlands

 KCI Medical B.V.
Netherlands

 KCI New Zealand Unlimited
New Zealand

 KCI Norway AS
Norway

 KCI Medical Puerto Rico, Inc.
Puerto Rico

 KCI Medical Asia Pte. Ltd.
Singapore

 KCI Medical South Africa Pty, Ltd.
South Africa

 KCI Clinic Spain S.L.
Spain

 KCI Medical A.B.
Sweden

 KCI Medical GmbH
Switzerland

 KCI Properties Ltd
Texas

 KCI Real Properties Ltd
Texas

 KCI Medical Limited
United Kingdom

 KCI Medical Products (UK) Ltd
United Kingdom

 KCI Medical UK Ltd
United Kingdom

 KCI United Kingdom Holdings, Ltd.
United Kingdom